Exhibit 3

                           SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT (this "Agreement") dated as of October 15, 1999 among the persons and entities listed on Schedule 1 hereto (each, a "Holder" and, collectively, the "Holders"), El Paso Energy Corporation, a Delaware corporation ("Parent"), and El Paso Energy Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"). Parent, Sub and Crystal Gas Storage, Inc., a Louisiana corporation (the "Company"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement" which term for purposes of this Agreement shall not include any amendment or waiver of any provision of the Merger Agreement that would have any adverse effect on a Holder without the prior consent of such Holder) on the date of this Agreement providing for the merger of the Company and Sub (as contemplated by the terms of the Merger Agreement, the "Merger").

     Each Holder has the right to vote the number of shares of common stock, par value $.01 per share, ("Company Common Stock"), or other securities (the "Voting Securities"), listed opposite the name of such Holder on Schedule 1. Parent and Sub have required, as a condition to entering into the Merger Agreement, that the Holders enter into this Agreement. The Holders believe that it is in the best interest of the Company and its stockholders to induce Parent and Sub to enter into the Merger Agreement and, therefore, the Holders are willing to enter into this Agreement.

     Accordingly, in consideration of the mutual covenants and agreements set forth herein and such other valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Voting of Equity Securities.
          ---------------------------

               (a) Each Holder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, he shall (or shall cause the stockholder of record, if the Holder is the beneficial owner but not the stockholder of record of Voting Securities) at the written direction of the Parent (x) vote all Voting Securities of such Holder in favor of the Merger; (y) not vote any Voting Securities in favor of any action or agreement which would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (z) vote all Voting Securities of such Holder against any action or agreement which would impede, interfere with or attempt to discourage the Merger, including, but not limited to: (i) any takeover proposal (other than the Merger) involving the Company or any of its subsidiaries; (ii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Sub; (iii) any material change in the present capitalization or dividend policy of the Company; or (iv) any other material change in the Company's corporate structure or business.

               (b) Without limiting the generality of the foregoing, each Holder hereby irrevocably appoints designees of Sub, the attorneys, agents and proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote the Voting Securities in favor of the Merger and other transactions contemplated by the Merger Agreement, against any transaction in clause (z) of Section 1(a), and otherwise as contemplated by Section 1(a), including the execution of written consents, with respect to all Voting Securities of the Company which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or in respect of which the undersigned is or may be entitled to act by written consent. This proxy is coupled with an interest and, except as provided below, shall be irrevocable and binding on any successor in interest of the undersigned. This proxy shall operate to revoke any prior proxy as to Voting Securities heretofore granted by the Holder. Such proxy shall terminate upon the termination of this Agreement at the Expiration Date.

     2. Term. This Agreement shall terminate and expire on the earliest of (1) the Effective Time of the Merger (as defined in the Merger Agreement), (2) the time of termination of the Merger Agreement pursuant to Section 7.1 thereof, (3) March 31, 2000 or (4) upon the amendment or waiver of any provision of the Merger Agreement that would have any adverse effect on Holder (such earliest date and time being referred to in this Agreement as the "Expiration Date").

     3.   Covenants of the Holders.
          ------------------------

               (a) During the period from the date of this Agreement until the Expiration Date, except in accordance with the provisions of this Agreement, each Holder severally and not jointly agrees that he will not:

                    (i) sell, sell short, transfer, pledge, hypothecate,
               assign or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, assignment or other disposition of, any Voting Securities;

                    (ii) deposit any Voting Securities into a voting trust,
               or grant any proxies or enter into a voting agreement with respect to any Voting Securities; or

                    (iii) initiate, solicit or knowingly encourage,
               directly or indirectly, any inquiries or the making or implementation of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined in the Merger Agreement) or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a takeover proposal, or agree to or endorse any takeover proposal.

               (b) Any additional shares of Company Common Stock, warrants, options or other securities or rights exercisable for, exchangeable for or convertible into shares of Company Common Stock (collectively, "Equity Securities") acquired by any Holder will become subject to this Agreement and, to the extent entitled and permitted to vote with respect to the matters contemplated in
          Section 1(a), shall, for all purposes of this Agreement, be considered Voting Securities.

     4. Representations and Warranties of each Holder. Each Holder severally and not jointly represents and warrants to Parent and Sub as follows:

               (a) (i) such Holder has the right to vote the Voting Securities, listed opposite the name of such Holder on Schedule 1, (ii) such Voting Securities are, except as noted on Schedule 1, the only Equity Securities owned of record or beneficially by such Holder or in which such Holder has any interest or which such Holder has the right to vote, as the case may be, and (iii) such Holder does not have any option or other right to acquire any other Equity Securities;

               (b) such Holder has the right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder; other than in connection with or in compliance with the disclosure provisions of the Securities Exchange Act of 1934, as amended, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any equivalent state laws the execution, delivery and performance of this Agreement by such Holder will not require the consent of or filing with any other person and will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such Holder is a party or by which such Holder is bound, (ii) any judgment, decree or order applicable to such Holder, or (iii) any law, rule or regulation of any governmental body applicable to such Holder; and, assuming this Agreement is the valid and binding obligation of Parent and Sub, this Agreement constitutes a valid and binding agreement on the part of such Holder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

               (d) except as set forth on Schedule 1, none of the Voting Securities are subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting or disposition of the Voting Securities; and there are no outstanding options, warrants or rights to purchase or acquire, or agreements (except for this Agreement) relating to, such Voting Securities;

               (f) no person is required to withhold any amounts pursuant to Section 1445 of the Code from any payments of Merger
          Consideration (as defined in the Merger Agreement) made to a Holder pursuant to the Merger ("1445 Withholding").

     5. Effect of Representations, Warranties and Covenants of Holders. The representations, warranties and covenants of the Holders shall be several and not joint. The liability of each individual Holder shall extend only to the representations, warranties and covenants of such Holder and not to any representation, warranty or covenant of any other Holder, and each Holder, severally, and not jointly, agrees to indemnify and hold harmless Parent and Sub from and against any liabilities, losses, obligations, costs or expenses (including reasonable attorneys fees), excluding consequential and punitive damages, which are finally judicially determined to have arisen out of, resulted from or been related to any breach by such Holder of its representations, warranties or covenants.

     6. Representations, Warranties and Covenants of Parent and Sub. Each of Parent and Sub hereby represents and warrants to each Holder that: it is a corporation duly formed under the laws of the state of its incorporation; it has all requisite corporate power and authority to enter into and perform all its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; this Agreement has been duly executed and delivered by it; and this Agreement constitutes a valid and binding agreement on its part, enforceable in accordance with its terms, subject to applicable bankruptcy insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Parent and Sub shall not make, or permit to be made, any 1445 Withholding.

     7. Adjustments. In the event of any increase or decrease or other change in the Voting Securities by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like, the number of Voting Securities subject to this Agreement shall be adjusted appropriately.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements entered into and to be performed wholly within such state.

     9. Further Assurances. Each party hereto shall, to the extent not entailing other than de minimis expense, perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement. Without limiting the generality of the foregoing, the Holder, to the extent it "controls" the Company, according to the HSR Act and the rules and regulations promulgated by the Federal Trade Commission to implement the HSR Act, shall, to the extent required by the HSR Act, file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement and shall use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

     10. Assignment. This Agreement may not be assigned by any party hereto.

     11. Remedies. The parties agree that legal remedies for breach of this Agreement will be inadequate and that this Agreement may be enforced by Parent and Sub by injunctive or other equitable relief.

     12. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given if delivered in person, by confirmed facsimile transmission or by overnight courier service, addressed as follows:


     To Parent or Sub:

          El Paso Energy Corporation
          1001 Louisiana Street
          Houston, Texas 77002
          Attention:  President
          Facsimile:  (713) 420-6969

     With a copy to:

          Fried, Frank, Harris, Shriver
          & Jacobson
          One New York Plaza
          New York, New York  10004
          Attention:  Gary P. Cooperstein, Esq.
          Facsimile:  (212) 859-4000

     To each Holder:

     To Holder:

          c/o Soros Fund Management LLC
          888 Seventh Avenue
          New York, New York 10106
          Attention:  Michael C. Neus, Esq.
          Facsimile:  (212) 664-0544

     with a copy to:

          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          590 Madison Avenue
          New York, New York 10022
          Attention:  Patrick J. Dooley, Esq.
          Facsimile:  (212) 872-1002

     13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     15. Binding Effect; Benefits. This Agreement shall survive the death or incapacity of any Holder and shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     16. No Agency. Nothing herein shall be deemed create any agency or partnership relationship between the parties hereto.

     IN WITNESS WHEREOF, the Holders, Parent and Sub have entered into this Agreement as of the date first written above.


                                    EL PASO ENERGY CORPORATION


                                    By: /s/ H. Brent Austin
                                       ------------------------------------
                                        Name:   H. Brent Austin
                                        Title:  Executive Vice President
                                                and Chief Financial Officer


                                    EL PASO ENERGY ACQUISITION CO.


                                    By: /s/ Ralph Eads
                                       ----------------------------------
                                        Name:   Ralph Eads
                                        Title:  Executive Vice President

                                  HOLDER:

                                    SOROS FUND MANAGEMENT LLC


                                    By: /s/ Gary Gladstein
                                       ---------------------------------
                                        Name:   Gary Gladstein
                                        Title:  Managing Director

                                  Schedule 1
                                  ----------

Soros Fund Management LLC is investment advisor to Quantum Fund N.V. and Quantum Partners LDC, and as such exercises investment and voting discretion with respect to the Voting Securities held by such entities. Quantum Fund N.V. holds 183,346 Common shares, and Quantum Partners LDC holds 1,444,720 Common shares and 3,971,260 $.06 Convertible Voting Preferred Shares.